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<FILENAME>y122008abhldinglp99w01.txt
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                                                             Page 25 of 42 Pages

                                                                       Exhibit 1

             MEMBERS OF THE MANAGEMENT BOARD, THE SUPERVISORY BOARD
                           AND THE EXECUTIVE OFFICERS
                                       OF
                                      AXA



         The names of the Members of the Management Board, the Supervisory Board and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member's business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA and each individual is a citizen of the Republic of France.


                         Members of the Management Board



Name, Business Address        Present Principal Occupation
----------------------        ----------------------------
Henri de Castries             Chairman of the Management Board; Chief Executive
		Officer of AXA; Chairman of the Board,
		AXA Financial, Inc.

Alfred Bouckaert(1)	Member of the Management Board (in charge of
		Northern, Central, and Eastern Europe Region)

Claude Brunet                 Member of the Management Board (in charge of
                              Transversal Operations and Projects, Human
                              Resources, Brands and Communications)

Christopher Condron(2)        Member of the Management Board (in charge of
		United States activities) and Executive Officer;
		President and Chief Executive Officer, AXA
		Financial, Inc.; Chairman, President and CEO,
                              AXA Equitable

Denis Duverne                 Member of the Management Board, Group Chief
		Financial Officer

Francois Pierson              Member of the Management Board, Chairman and CEO
AXA France Assurance          of AXA France, (in charge of Large Risks, AXA
Tour AXA                      Assistance Activities and AXA Canada)
1 Place des Saisons
92400 Courbevoie France


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                                                            Page 26 of 42 Pages



	         Members of the Supervisory Board



Name, Business Address        Present Principal Occupation
----------------------        ----------------------------
Jean-Rene Fourtou             Chairman of the Supervisory Board of Vivendi
Vivendi Universal             Universal (global media and communications
42 avenue de Friedland        company); Chairman of the Supervisory Board of
75008 Paris                   Groupe Canal+

Leo Apotheker(3)	Co Chief Executive Officer and Member
SAP 		of the Executive Committee of SAP AG;
141, bd Haussmann 	Director of SAP America, Inc. (United States),
75008 Paris	 	SAP Global Marketing Inc. (United States),
		SAP Asia Pte. Ltd. (Singapore), SAP JAPAN Co. Ltd.
	               (Japan), SAP FRANCE S.A., S.A.P. ITALIA Sistemi,
		applicazioni, prodotti in data processing s.p.a.
		(Italy); SAP Hellas "Systems Application and Data
		Processing S.A." (Greece), SAP (Beijing) Software
		System Co. Ltd. (China)

Wendy Cooper(2)	Representing the employees-shareholders
AXA Financial
1290 Avenue of the Americas
New York, NY 10104

Jacques de Chateauvieux       Chairman of the Supervirory Board; Chairman and
BOURBON 		CEO of BOURBON, Chairman and CEO of JACCAR,
33, rue du Louvre 	Chairman of the Board of Directors of SAPMER
75002 Paris                   S.A., Cbo Territoria; Director or Member of
		Supervsiory Board of INNODIS and SINOPACIFIC
		Shipbuilding Group (China)

Norbert Dentressangle         Vice Chairman of the Supervisory Board; Chairman
BP 83                         of the Board and Chief Executive Officer of
Les Pierelles Beausemblant    Financiere Norbert Dentressangle
26241 Saint-Vallier-sur-Rhone
Cedex

Jean-Martin Folz	Chairman of AFEP (Association Francaise des
AFEP		Enterprises Privees)
11, avenue Delcasse
75008 Paris

Anthony Hamilton(4)           Non Executive Chairman, AXA UK plc and AXA Equity
AXA UK plc		and Law (UK).
5 Old Broad Street
London EC2N 1AD
UK

Henri Lachmann                Chairman of Supervisory Board of Schneider
SCHNEIDER Electric            Electric
43-45, Bld Franklin Roosevelt
92504 Rueil Malmaison

Francois Martneau	Partner, SCP Lussan & Associes
250 bis, boulevard
Saint Germain
75007 PARIS

Gerard Mestrallet             Chairman and Chief Executive Officer of GDF Suez
Suez
16 rue de le Ville l'Eveque
75008 PARIS

Guiseppe Mussari(5)	Chairman of the Board of Banca Monte de Paschi
Piazza Salimbeni, 3	di Siena S.p.A (Italy)
53100 Siena, Italy

Michel Pebereau               Chairman of the Board of Directors of BNP Paribas
BNP Paribas                   (banking)
3 Rue d'Antin
75002 PARIS

Dominique Reiniche	Chairman Europe of the Coca-Cola Company
Coca Cola Enterprise
Groupe Europe
27 rue Camille Desmoulino
92784 Issy-IES Moulineaux
Cedex 9


Ezra Suleiman (2)             Professor of Poltical Sciences,
Princeton University          Princeton University
Princeton, NJ 08544


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                                                             Page 27 of 42 Pages



                         Executive Officers



Jean-Raymond Abat             Chief Executive Officer of the Mediterranean
Camino Fuente de la Mora	Region
28050 Madrid, Spain


Alfred Bouckaert(1)	Member of Management Board, Chief Executive
AXA Royale Belte	Officer for Northern, Central and Eastern Europe
25 Boulevard du Souverain
B-1170 Bruxelles
Belgium

Claude Brunet                 Member of the Management Board (in charge of
                              Transversal Operations and Projects, Human
                              Resources Brands and Communications)

Henri de Castries             Chairman of the Management Board

Christopher Condron(2)        Member of the Management Board; President and
AXA Financial                 Chief Executive Officer, AXA Financial, Inc.;
1290 Avenue of the Americas   Chairman, President and CEO, AXA Equitable
New York, NY 10104

John R. Dacey(2)	Chief Executive Offcier, Japan, Asia Pacific
1-17-3 Shirokane, Minato-ku   Region
Tokyo 108-8020

Denis Duverne                 Member of the Management Board Board, Group Chief
		Financial Officer

Philippe Egger(6)	Chief Executive Officer of Insurance Activities
General Guisan-Strasse        in Switzerland
40 CH-8401 Winterthur
Switzerland


Gerald Harlin  	Deputy Chief Financial Officer, Executive Vice
		President - Finance and Control

Frank Keuper(3)	Chief Executive Officer of AXA Konzern AG
Colonia-Allee 10-20
51067 Koln, Germany

Gerald Lieberman (2)	President and Chief Operating Officer of
AllianceBernstein	AllianceBernstein (United States)
1345 Avenue of the Americas
NY, NY 10105

Nicolas Moreau(4)             Chief Executive Officer AXA UK and Ireland,
7 Newgate Street	Chairman of the Board of AXA Investment Managers
London, EC1A 7NX

Mark Pearson(7)	Chief Executive Officer of AXA Life Japan and AXA
NBF Platinum Tower	Japan Holdings
1-17-3 Shirokane
Minato-ku, Tokyo 108-8020
JAPAN

Andrew Penn(7)		Chief Executive Officer of AXA Asia-Pacific
447 Collins Street	Holdings (Australia)
Melbourne Victoria 3000
Australia

Francois Pierson	Member of the Management Board, Chairman and Chief
AXA France Assurance	Executive Officer of AXA France (in charge of Large
1 Place des Saisons 	Risks, AXA Assistance Activities and AXA Canada)
92400 Courbevoie France

Eugene Teysen(1)	Chief Executive Officer of Insurance and Bank
boulevard du Souverain, 25    Activities in Belgium
1170
Brussels, Belgium

--------
(1)    Citizen of Belgium
(2)    Citizen of the United States of America
(3)    Citizen of Germany
(4)    Citizen of United Kingdom
(5)    Citizen of Italy
(6)    Citizen of Switzerland
(7)    Citizen of Australia



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